Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



          We consent to the use in this Registration Statement on Form S-4 for Electro Scientific Industries, Inc. of our report dated February 17, 1995 relating to the financial statements of Dynamotion/ATI Corp. (Formerly known as Cybernetics Products, Inc.) as of December 31, 1994 and for the year then ended.




April 1, 1997                                          FELDMAN RADIN & CO., P.C.
New York, New York                                  Certified Public Accountants